                                                          10
                                                  Exhibit 11


         SYSCO CORPORATION AND ITS CONSOLIDATED SUBSIDIARIES
           STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                13-Week Period Ended
                                           ---------------------------------
                                           Oct. 1, 1994       Oct. 2, 1993
                                           ------------       --------------

Calculation of Primary Earnings Per Share:
- - - -----------------------------------------

Net earnings applicable to common stock    $  58,366,000      $  48,060,000
                                           =============      =============

Average number of common shares and common
  stock equivalents outstanding              183,295,130        184,921,789

Dilutive effect of stock options (1)             ---                ---
                                           -------------      -------------
                                             183,295,130        184,921,789
                                           =============      =============
Primary earnings per share                 $        0.32      $        0.26
                                           =============      =============

Calculation of Fully Diluted Earnings Per Share:
- - - ------------------------------------------------

Net earnings applicable to common stock    $  58,366,000      $  48,060,000
                                           =============      =============

Average number of shares outstanding on a
  fully diluted basis - same as for
  calculation of primary earnings per share  183,295,130        184,921,789

Dilutive effect of stock options and Liquid
  Yield Option Notes (2)                         ---                ---
                                           -------------      -------------
                                             183,295,130        184,921,789
                                           =============      =============

Fully diluted earnings per share           $        0.32      $        0.26
                                           =============      =============

(1) Maximum possible dilutive effect of outstanding options in each period is less than 3%.
(2) Maximum possible dilutive effect of outstanding effect of outstanding options and Liquid Yield Option Notes during each period is less than 3%.